UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed, on May 19, 2026, Granite Construction Incorporated (the “Company”) announced that it called the outstanding $273.7 million aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2028 (the “2028 Notes”) for redemption. In connection with the redemption of the 2028 Notes, on August 4, 2026, the Company entered into unwind agreements (the “Unwind Agreements”) with certain financial institutions (the “Capped Call Counterparties”) to unwind and terminate in full the capped call transactions that were entered into in connection with the offering of the 2028 Notes. Pursuant to the Unwind Agreements, the Capped Call Counterparties will pay to the Company an amount of cash in respect of the capped call transactions being unwound thereunder, which amount will be determined based upon the volume-weighted average price per share of the Company’s common stock during a five-day averaging period beginning on August 4, 2026. The settlement of the Unwind Agreements and payment of the cash settlement amounts are expected to occur on or about August 11, 2026 and the Company expects to use the proceeds of the Unwind Agreements, together with cash on hand, to settle conversions of the 2028 Notes on August 12, 2026.

Item 1.02	Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that are not based on historical facts, including statements about the settlement of the Unwind Agreements and the use of proceeds therefrom constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “expects,” “estimates,” “intends,” “plans,” “potential,” “may,” “will,” “could,” “would” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are based on management’s current beliefs, assumptions and estimates. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, the Company’s business and operations involve numerous risks and uncertainties, many of which are beyond the Company’s control, which could result in the Company’s expectations not being realized or otherwise materially affect the Company’s business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in the Company’s filings with the Securities and Exchange Commission, particularly those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with the Company’s forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K and, except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Staci M. Woolsey
Staci M. Woolsey
Executive Vice President and Chief Financial Officer

Date: August 4, 2026